Corporate Governance Update| May 2015 ©2015 Priceline Group

Overview of The Priceline Group 2  The Priceline Group is the global leader in online travel & related reservations and search services  We connect consumers wishing to make travel and travel related reservations with providers around the world such as hotels, airlines, rental car companies and restaurants  We have a diversified customer base: – Over 600,000 hotels and other accommodations in more than 200 countries and territories worldwide, serving millions of consumers in 42 languages Business Description FY14 Key Facts & Figures Strong Performance Record Ticker PCLN (NASDAQ) Market Capitalization $62.9 Billion (as of 7-May-15) Global Room Nights 346.0 Million Gross Bookings $50.3 Billion Gross Profit $7.6 Billion Adjusted EBITDA1 $3.5 Billion Employees ~ 13,000 Fiscal Year End December 31, 2014 Room Nights Sold Adjusted EBITDA1 ($b) 1 Adjusted EBITDA is a “Non-GAAP financial measure,” as such term is defined by the SEC, and may differ from Non-GAAP financial measures used by other companies. See the appendix for a reconciliation of Adjusted EBITDA to Net Income. Gross Profit ($b) $7.6B $0B $2B $4B $6B $8B 2010 2011 2012 2013 2014 346.0M 0M 100M 200M 300M 400M 2010 2011 2012 2013 2014 $3.5B $0B $1B $2B $3B $4B 2010 2011 2012 2013 2014

Powerful Brands 3 World’s leading brand for booking accommodations North America’s leading discount online travel brand A leading brand for online Asian market accommodations A leading travel meta-search brand A leading brand for booking rental cars A leading brand for dining reservations

Management Team and Board are Committed to Creating Value For Our Shareholders 4 422% 124% 105% Stock price has increased 422% over the past 5 years 0% 50% 100% 150% 200% 250% 300% 350% 400% 450% 500% 2009 2010 2011 2012 2013 2014 $218.41 $399.18 $467.71 $1,162.40$620.39 $1,140.21Stock Price: (as of Dec, 31)

Highly Qualified Board with Diverse Expertise 5 Audit Advertising & Sales Global Management & Operations Executive Leadership (CEOs, CFOs, & COOs) Organizational Design Legal Interactive Media Industry Corporate Strategy Financial Services Consumer Product Experience Directors Have a Diverse and Relevant Skill Set Majority of Board Independent Balance of Perspectives & Experience All Directors other than CEO, Darren Huston, & Former CEO, Jeffery Boyd, are independent Average Board Tenure = 8.8 years 4 1 6 < 3 Years 3 - 10 Years > 10 Years

Board is Committed to Shareholder Friendly Governance 6  Separate Chair/CEO role  Strong Lead Independent Director role  Annually elected directors  Majority vote to elect directors  Proxy Access rights  Shareholders have right to call special meeting at 25% threshold  No super majority voting provisions  Significant stock ownership guidelines for Directors and executive officers  No poison pill  Strong Board communication policies and procedures  Annually elected directors  Annual say-on-pay vote – 96%+ support over past 3 years  Strong pay for performance alignment  Lowest 2014 stock-based compensation expense to year end market cap in compensation peer group  Double trigger change in control agreements  No change in control excise tax gross-ups  Clawback policy  Robust anti-hedging and anti-pledging policies  Compensation Committee conducts annual risk assessment of executive compensation program Corporate Governance Practices Compensation Practices

Board Proactively Adopted Proxy Access 7 The Board Urges Shareholders to Vote AGAINST the Shareholder Proposal for Proxy Access at 3%/3years After considering the views of our largest stockholders and market practices, the Board designed and implemented a proxy access by-law deemed most appropriate for The Priceline Group Rationale For Adopted Thresholds Our Proxy Access By-Law Already in Place Proxy Access right should be given to long-term holders of a significant ownership stake Right should be transparent to the Company and all shareholders Right should be used to promote the best long-term interests of shareholders not short-term objectives Right generally is to be used after shareholder(s) have engaged the company in discussions Right should be proportional to ownership stake of nominating shareholder(s) Right is meant as tool for addressing a board that is unresponsive, not as a means for change in control Proxy access by-law:  Our by-law provides that holders of 5% of shares continuously for 3 years (including a group of up to 20 shareholders) may place “proxy access” nominations directly on the company proxy card; nominating groups in aggregate may nominate up to 20% of the board In order to ensure a sense of proportionality:  A stockholder or group owning > 5% but < 10% of common stock for a 3 year period can nominate up to 10% of the numbers of directors then serving (but at least one)  A stockholder or group owning > 10% of common stock for a 3 year period can nominate up to 20% of the number of directors then serving

The Priceline Group Has Strong Shareholder Rights 8 Best Practice Priceline S&P 500 NASDAQ 100 Annual director elections  89% 81% Majority vote for director elections  86% 81% No Supermajority Charter / Bylaw Provisions – For Charters – For Bylaws  57% 71% 66% 72% Special meeting rights  (@ 25% threshold) 60% 56% Written Consent x 29% 38% Written Consent Rights at Companies with Special Meeting Rights at < 25% thresholds No Written Consent 66% Written Consent Right, 34% No Written Consent 58% Written Consent Right 42% The majority of companies with special meeting rights < 25% do not have written consent The Board Urges Shareholders to Vote AGAINST the Shareholder Proposal for Written Consent as Not Necessary

Appendix: Reconciliation of GAAP Net Income to Adjusted EBITDA 9 (figures in thousands) (a) Stock-based employee compensation is recorded in Personnel expense. (b) Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA. (c) Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA. (d) Loss on early debt extinguishment is recorded in Foreign currency transactions and other. (e) Income tax expense is excluded from Net income to calculate Adjusted EBITDA. RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA Year Ended Dec 31, 2014 GAAP Net income applicable to common stockholders $ 2,421,753 (a) Stock-based employee compensation 186,425 (b) Depreciation and amortization 207,820 (c) Interest income (13,933) (c) Interest expense 88,353 (d) Loss on early extinguishment of debt 6,270 (e) Income tax expense 567,695 Adjusted EBITDA $ 3,464,383